UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005
CHECKFREE CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Compensation of Named Executive Officers
     On July 28, 2005, the Compensation Committee (the “Compensation Committee”) of CheckFree Corporation (“CheckFree” or the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved compensation for performance during fiscal 2005. The following is a description of the compensation arrangements that were approved by the Compensation Committee for the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) for purposes of the Company’s proxy statement for its upcoming 2005 Annual Meeting of Stockholders (the “Named Executive Officers”).
Fiscal 2006 Annual Base Salary
     The Compensation Committee set the base salaries for fiscal 2006, effective July 1, 2005, for the Named Executive Officers as follows: Peter J. Kight (Chairman and Chief Executive Officer) — $520,000; Stephen Olsen (Executive Vice President and Chief Information Officer) — $321,350; David E. Mangum (Executive Vice President and Chief Financial Officer) — $270,400; Alexander R. Marasco (Executive Vice President and General Manager, Investment Services Division) — $269,427; and Matthew S. Lewis (Executive Vice President and General Manager, Electronic Commerce Division) — $260,000.
Cash Bonus Awards under the 2003 Incentive Compensation Plan for Fiscal 2005
     On July 28, 2005, the Compensation Committee approved payouts to the Company’s Named Executive Officers under the Company’s 2003 Incentive Compensation Plan (the “Plan”) for fiscal 2005 as follows: Mr. Kight — $509,600; Mr. Olsen — $194,819; Mr. Mangum — $140,140; Mr. Marasco — $141,449; and Mr. Lewis — $145,500.
Fiscal 2006 Target Awards under the 2003 Incentive Compensation Plan
     Pursuant to the terms of the Plan, CheckFree’s Named Executive Officers are eligible to receive cash bonus awards, as established by the Company’s Compensation Committee. Such cash bonus awards are based on the Company and/or Company Divisions, as applicable to the individual Named Executive Officer, meeting certain performance goals for the fiscal year. The potential awards are expressed as a percentage of annual base salary.
     According to the terms of the Plan, performance goals may be based on any one or more of the following objective performance measures: revenues, market share, earnings per share (actual or targeted growth), income or loss from operations, income or loss before taxes, income or loss before extraordinary items, net income or loss, net income or loss per common share, cash flow, free cash flow, price of the Company’s common stock, shareholder return, return on equity, return on investment, return on capital, economic profit, or economic value added . The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate. Further, under the Plan, the Compensation Committee can increase or decrease individual awards based on extraordinary circumstances.
     For fiscal 2006, each of the Named Executive Officers may earn a cash bonus under the Plan based on the Company’s and/or his specific Division’s achievement of specified performance targets based on underlying results for the 2006 fiscal year. For fiscal 2006, the Compensation Committee has established target bonuses for the Named Executive Officers that range from 60% to 110% of individual Named Executive Officers’ annual base salary. For Messrs. Kight, Olsen and Mangum, achievement of the target bonus is based 50% on the Company meeting revenue goals and 50% on the Company achieving income from operations goals. For Messrs. Marasco and Lewis, achievement of the target bonus is based 20% on CheckFree meeting revenue goals, 20% on CheckFree meeting income from operations goals, 30% on the Named Executive Officer’s particular Division meeting revenue goals, and 30% on that Division meeting income from operations goals.

     The Compensation Committee has further established minimum threshold goals that must be met on at least one or more of the targets before the Named Executive Officer is eligible for any portion of his fiscal 2006 cash bonus. The Compensation Committee has also established “overachievement” thresholds that represent the Company’s and/or Division’s overachievement on one or more of their targets by up to 100% over the target. Performance by the Company and its Divisions between the minimum and overachievement targets would result in the Named Executive Officer receiving anywhere from 0% to 200% of his target bonus, relative to the Company’s and/or Division’s performance, as applicable. The potential bonuses are not capped at 200%, however, so it is possible for a Named Executive to receive higher than 200% of his target bonus if the Company and/or Division, as applicable to the Named Executive Officer, were to perform beyond the established overachievement targets.
Stock Option and Restricted Stock Awards
     Additionally, all of the Named Executive Officers are eligible to receive awards of stock options and shares of restricted stock pursuant to the Plan. Such awards are awarded by the Compensation Committee of the Board of Directors.
Compensation of Non-Management Directors for Fiscal 2005 and Fiscal 2006
     For fiscal 2005, the Company’s non-management (outside) directors were paid:
•	an annual fee of $45,000;

•	an additional annual fee of $10,000 for the Chairman of the Audit Committee (Mr. James Dixon);

•	an additional annual fee of $5,000 for the Chairman of the Governance Committee (Mr. William Boardman) and the Chairman of the Compensation Committee (Mr. Eugene Quinn); and

•	an additional annual fee of $2,500 for non-Chairman members of all board committees.
     This compensation structure has not changed for fiscal 2006. For both fiscal 2005 and fiscal 2006, these fees are paid quarterly at the end of each quarter. Each director can elect to receive these fees in either cash or stock, or a combination of both, and can elect to defer the stock portion of such payment until the director’s service on the board terminates for any reason. If a director elects to receive the payment of his fees in stock, the number of shares that the director is entitled to receive is calculated by dividing the amount of the director’s fee by the closing sale price of our common stock on the date that the fees are awarded.
     Additionally, all of CheckFree’s non-management directors are eligible to receive awards of stock options and shares of restricted stock pursuant to the Plan. Such awards are recommended by the Governance Committee and awarded by the full Board of Directors. For fiscal 2005, on August 6, 2004, each non-management director was granted 2,000 shares of restricted stock. Such shares vest on the first anniversary of the date of grant. For fiscal 2006, the Board of Directors has determined that each outside director shall receive a grant of restricted stock worth $70,000, which shares will be awarded on August 5, 2005 and valued at the closing stock price on August 4, 2005.
     Outside directors are reimbursed for travel, lodging and other customary out-of-pocket expenses incurred in attending board, committee and stockholder meetings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: August 3, 2005	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer